EXHIBIT 5.4
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                                        MC DANIEL
                                        & ASSOCIATES CONSULTANTS LTD.
                                        Oil & Gas Reservoir Evaluations



March 26, 2004

TO:      UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE: ENCANA CORPORATION ("ENCANA") AND ENCANA HOLDINGS FINANCE CORP. - REGISTRATION STATEMENT ON FORM F-9


We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2003, in the registration statement on Form F-9 of EnCana and EnCana Holdings Finance Corp. (File No. 333-113732).



Sincerely,


MCDANIEL & ASSOCIATES CONSULTANTS LTD.

"signed by P. A. Welch"
-----------------------
P.A. Welch, P. Eng.
Executive Vice President

Calgary, Alberta


 Suite 2200, Bow Valley Square 3, 255-5th Avenue S.W., Calgary, Alberta T2P 3G6
                     Tel: (403) 262-5506 Fax: (403) 233-2744
                Email: mcdaniel@mcdan.com Website: www.mcdan.com